CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 3, 2004, relating to the financial statements and financial highlights which appear in the September 30, 2004 Annual Report to the Board of Trustees and Shareholders of Franklin Managed Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.



                          /s/ TAIT, WELLER & BAKER
                          TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
November 26, 2004